UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 11, 2006

NewGen Technologies, Inc

(Exact Name of Registrant as Specified in Its Charter)

Nevada

 (State or Other Jurisdiction of Incorporation or Organization)

000-23365	33-0840184
(Commission File Number)	(IRS Employer Identification No.)

6000 Fairview Road, 12th Floor, Charlotte, NC 28210

(Address of Principal Executive Offices, Including Zip Code)

(704) 552-3590

(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(i)    Amendment of Existing Term Loan Facilities

On December 11, 2006, NewGen Technologies, Inc. (“NewGen” or the “Company”) approved the amendment of the terms of certain term loan financings that it had previously received from Noel M. Corcoran (“Corcoran”) and Indexia Holdings Limited (“Indexia”, and collectively with Corcoran, the “Lenders”) in principal amounts of $3,006,230 and $1,017,500, respectively (the “Existing Loan Financings”), as represented by certain oral obligations of the Company to Corcoran and Indexia accruing interest at 10% per annum (the “Existing Promissory Notes”), to allow for the conversion of amounts outstanding under the Existing Promissory Notes into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Lenders’ conversion rights under the Existing Promissory Notes, as amended (the “Amended and Restated Convertible Promissory Notes”) shall be exercisable at any time prior to the maturity dates with respect to principal amounts owed thereunder. The conversion rate under the Amended and Restated Convertible Promissory Notes was set at the greater of (a) 80% of the average three (3) day trading price of the Common Stock (on the OTC-BB or other exchange on which the Common Stock is then trading) during the three trading days immediately prior to the date of exercise of the conversion or (b) $0.23 (the “Conversion Rate”).

On December 12, 2006, Corcoran exercised the conversion feature under those Amended and Restated Convertible Promissory Notes that had been issued to him for the conversion of the full $3,118,353 of principal and interest outstanding thereunder into 13,558,058 shares of Common Stock at a conversion price of $0.23 per share. Also on December 12, 2006, Indexia exercised the conversion feature under those Amended and Restated Convertible Promissory Notes that had been issued to it for the conversion of the full $1,068,639 of principal and interest outstanding thereunder into 4,646,257 shares of Common Stock at a conversion price of $0.23 per share.

(ii)    Entry into New Convertible Term Loan Financing

On December 20, 2006, NewGen entered into a new convertible term loan financing with Corcoran (the “New Convertible Term Loan Financing”) pursuant to which NewGen borrowed $2,644,400 of principal amount from Corcoran, which shall mature on June 20, 2007 (the “Maturity Date”) and accrue interest at 10% per annum, payable, at NewGen’s option, either on a monthly basis or on the Maturity Date. This new term loan is evidenced by a new convertible promissory note issued by the Company to Corcoran (the “New Convertible Promissory Note”). Amounts outstanding under the New Convertible Promissory Note shall be convertible into Common Stock at the identical Conversion Rate at which the Amended and Restated Convertible Promissory Notes are convertible.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2006, NewGen entered into the New Convertible Term Loan Financing, pursuant to which NewGen borrowed $2,644,400 of principal amount from Corcoran, which shall mature on the Maturity Date (as described in part (ii) of Item 1.01 of this Current Report on Form 8-K) and accrue interest at 10% per annum, payable, at NewGen’s option, either on a monthly basis or on the Maturity Date. The principal and interest due under the New Convertible Promissory Note issued to Corcoran in connection with the New Convertible Term Loan Financing shall accelerate (i) upon default by NewGen in its payment of (A) amounts due under such note or (B) other obligations of NewGen that exceed $5,000,000, or (ii) upon the bankruptcy or insolvency of NewGen (or other comparable events). The New Convertible Promissory Note is unsecured, and Corcoran has no recourse against any third parties in the event of a default by NewGen under the New Convertible Promissory Note.

Item 3.02 Unregistered Sales of Equity Securities.

(i)    Amendment of Existing Promissory Notes to Allow for Conversion into Common Stock

On December 12, 2006, NewGen approved the amendment of the Existing Promissory Notes to allow the Lenders to convert such notes into a maximum aggregate of 18,204,315 shares of Common Stock, assuming conversion at the minimum $0.23 price per share under the Conversion Rate, as described in part (i) of Item 1.01 of this Current Report on Form 8-K. The Company received no additional offering proceeds as a result of the amendment of the Existing Promissory Notes, beyond the principal amounts of $3,006,230 and $1,017,500 which had previously been lent by the Lenders to the Company pursuant to the Existing Loan Financings and which currently became convertible into shares of Common Stock. There were no underwriting discounts or commissions incurred by the Company in connection with the issuance of either the Existing Promissory Notes or the Amended and Restated Convertible Promissory Notes. The issuance of the Existing Promissory Notes and the Amended and Restated Convertible Promissory Notes was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) thereof, given the status of Corcoran and Indexia each as “accredited investors” (as defined in Regulation D promulgated under the Securities Act (“Regulation D”)). The terms for the conversion of the Amended and Restated Convertible Promissory Notes (including the Conversion Rate with respect thereto) are described in part (i) of Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference herein.

On December 12, 2006, Corcoran exercised the conversion feature under those Amended and Restated Convertible Promissory Notes that had been issued to him for the conversion of the full $3,118,353 of principal and interest outstanding thereunder into 13,558,058 shares of Common Stock at a conversion price of $0.23 per share. Also on December 12, 2006, Indexia exercised the conversion feature under those Amended and Restated Convertible Promissory Notes that had been issued to it for the conversion of the full $1,068,639 of principal and interest outstanding thereunder into 4,646,257 shares of Common Stock at a conversion price of $0.23 per share.

(ii)    Sale of New Convertible Promissory Note

On December 20, 2006, NewGen issued the New Convertible Promissory Note to Corcoran, which is convertible into a maximum of 11,497,391 shares of Common Stock, assuming conversion at the minimum $0.23 price per share under the Conversion Rate, as described in part (ii) of Item 1.01 of this Current Report on Form 8-K. NewGen received $2,644,400 of proceeds from Corcoran in connection with the issuance of the New Convertible Promissory Note pursuant to the New Convertible Term Loan Financing that was entered into by NewGen and Corcoran. There were no underwriting discounts or commissions incurred by the Company in connection with the issuance of the New Convertible Promissory Note. The issuance of the New Convertible Promissory Note was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, given Corcoran’s status as an accredited investor (as defined in Regulation D). The terms for the conversion of the New Convertible Promissory Note (including the Conversion Rate with respect thereto) are described in part (ii) of Item 1.01 of this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewGen Technologies, Inc.

December 22, 2006	By:	/s/ S. Bruce Wunner
Name: S. Bruce Wunner
Title: Chief Executive Officer